Exhibit 2
Disclaimer
This Website and the information contained herein (collectively, the “Website”) are being made available to all shareholders of Medallion Financial Corp. (“MFIN” or the “Company”). Except as otherwise set forth on this Website, the views expressed on this Website reflect the opinions of ZimCal Asset Management, LLC together with  BIMIZCI Fund, LLC (“BIMIZCI”), Warnke Investments LLC (“Warnke”) and Stephen Hodges (together “ZimCal”), and are based on publicly available information with respect to the Company. ZimCal recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with ZimCal’s conclusions. ZimCal reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. ZimCal disclaims any obligation to update the information or opinions contained on this Website. For the avoidance of doubt, this Website is not affiliated with or endorsed by Medallion Financial Corp.
Certain financial projections and statements made herein have been derived or obtained from filings made with the United States Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither ZimCal nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. Select figures presented on this Website have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized.
This Website does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision.
Not an Offer to Sell or Buy
The materials on this Website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. ZimCal owns shares of common stock, par value $0.01 per share, of the Company (“Shares”). You should assume that ZimCal will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed on this Website. Consequently, ZimCal’s beneficial ownership of the Shares may vary over time depending on various factors, with or without regard to ZimCal’s view of the Company’s business, prospects or valuation (including the market price of the Shares), including, without limitation, other investment opportunities available to ZimCal, conditions in the securities markets and general economic and industry conditions. However, neither ZimCal nor the other Participants (as defined below) or any of their respective affiliates has any current intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries. ZimCal also reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company’s management, the Company’s board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation constituting a minority of the Company’s board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.
Although ZimCal believes the statements made on this Website are accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, ZimCal makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of ZimCal, the other Participants and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.
Cautionary Statement Regarding Forward-Looking Statements
Some of the materials on this Website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessary depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.
The projected results and statements contained herein release that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of ZimCal.
Though certain material on this Website may contain projections, nothing on this Website is intended to be a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by ZimCal herein are based on assumptions that ZimCal believes to be reasonable as of the date of the materials on this Website, but there can be no assurance or guarantee (i) that any of the proposed actions set forth on this Website will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this Website are accurate.
Therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. ZimCal will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.
Other Quotations and Third Party Statements
ZimCal has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. ZimCal does not endorse third-party estimates or research which are used on this Website solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.
This Website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of ZimCal.
Concerning Intellectual Property
All registered or unregistered service marks, trademarks and trade names referred to on this Website are the property of their respective owners, and ZimCal’ use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names.
Important Information
This Website is not a solicitation of a proxy from any security holder of Medallion Financial Corp.  ZimCal intends to nominate individuals as nominees to the Company’s board of directors and intends to solicit votes for the election of those individuals, Stephen Hodges and Judd Deppisch, as members of the Company’s board of directors (the “Nominees”).  ZimCal will send a definitive proxy statement, proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2024 annual meeting of stockholders.  Stockholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the Nominees, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed by ZimCal with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  Shareholders may also direct a request to ZimCal’s proxy solicitor, Saratoga, 520 8th Avenue, 14th Floor, New York, NY 10018 (shareholders can e-mail at info@saratogaproxy.com or call toll-free at (888) 368-0379).
Participants in Solicitation
The following persons are participants in the planned solicitation by ZimCal: ZimCal Asset Management, LLC, BIMIZCI Fund, LLC, Warnke Investments LLC, Judd Deppisch, and Stephen Hodges.  The participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. ZimCal filed a preliminary proxy statement under cover of Schedule 14A on April 10, 2024 (the “Preliminary Proxy Statement”). Information regarding the participants and their interests may be found in the Preliminary Proxy Statement, which information is incorporated herein by reference.